SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:           September 24, 2003
                ------------------------------------------------------------
                       (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

    Delaware                     333-100485         13-3447441
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(State of Incorporation)         (Commission       (I.R.S. Employer  File
                                  Number)          Identification No.)

745 Seventh Avenue
New York, New York                                 10019
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(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000




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ITEM 5.  Other Events
         ------------

         On September 24, 2003, Lehman ABS Corporation ("LABS") transferred $30,590,000 aggregate principal amount of 7.45% Debentures due February 1, 2097 and $29,504,000 aggregate principal amount of 7.40% Debentures due August 1, 2097 (together, the "Underlying Securities"), both issued by DaimlerChrysler Corporation to the Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15 (the "Certificates"), issued pursuant to a standard terms for trust agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of September 24, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated September 10, 2003 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself as underwriter and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
         ----------------------------------

(a)     Financial Statements - Not Applicable

(b)     Pro Forma Financial Information - Not Applicable

(c)     Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.            Description
---------------        ------------

     4.1 Series Supplement, dated as of September 24, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LEHMAN ABS CORPORATION


                                        By: /s/ Rene Canezin
                                           ------------------------
                                        Name:  Rene Canezin
                                        Title:  Senior Vice President

September 24, 2003

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INDEX TO EXHIBITS
    Exhibit No.                                Description
    -----------                                ------------

      4.1 Series Supplement, dated as of September 24, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.


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